EXHIBIT 3.85

UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Tom Schedler

SECRETARY OF STATE

As Secretary of State of the State of Louisiana I do hereby Certify that the attached document(s) of

CASH MAGIC SPRINGHILL, LLC

are true and correct and are filed in the Louisiana Secretary of State’s Office.

36259159K ORIGF 8/29/2006 2 page(s)

36015549 1308 1/29/2008 2 page(s)

36928225 NMCHG 12/29/2008 2 page(s)

40280994 10 AR 8/18/2010 1 page(s)

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

January 7, 2011

Secretary of State

CB 36259159K

STATE OF LOUISIANA

SECRETARY OF STATE

UNION JUSTICE CONFIDENCE

Certificate ID: 10130321 #NVA42

To validate this certificate, visit the following

web site, go to Commercial Division,

Certificate Validation, then follow the

instructions displayed.

www.sos.louisiana.gov

Page 1 of 1 on 1/7/2011 11:19:09 AM

AI Ater

Secretary of State

[SEAL]

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

Domestic Limited Liability Company Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash

Return to: Commercial Division P. 0. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF Ohio Check one: (x) Business ( ) Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is: Jalou Springhill, LLC

2. This company is formed for the purpose of: (check one)

(X) Engaging in any lawful activity for which limited liability companies may be formed.

(     )

(use for limiting activity)

3. The duration of this limited liability company is: (may be perpetual) perpetual

4. Other provisions:

Signatures:

Stanley R. Gorom III

Stanley R. Gorom III, Esq., authorized representative

On this 29th day of August, 2006, before me, personally appeared

Stanley R. Gorom III, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed. NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY#

AMY CAHILL

Notary Public, State of Ohio

My Commission Expires Oct. 21, 2008

Recorded in Lake County

Notary Signature

(See Instructions on back)

[SEAL]

Al Ater Secretary of State

[SEAL]

LIMITED LIABILITY COMPANY INITIAL REPORT

(R.S. 12:1305 (E))

1. The name of this limited liability company is: Jalou Springhill, LLC

2. The location and municipal address, not a post office box only, of this limited liability company’s registered office:

718 S. Buchanan, Suite C, Lafayette, Louisiana 70501

3. The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) Is/are:

C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

Gameco Holdings, Inc., Sole Member, 718 S. Buchanan, Suite C, Lafayette, Louisiana 70501

To be signed by each person who signed the articles of organization:

Stanley R, Gorom III

Stanley R, Gorom III, Esq., authorized representative

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

Diane Stout

Diane Stout, Asst. Secretary

Sworn to an subscribed before me, the undersigned Notary Public, on this date: 8.29.06

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY#

RITA R. PALMER

NOTARY PUBLIC STATE OF OHIO

Recorded in Lorain County

My commission expires Aug. 8, 2010

RITA R. PALMER

Notary Signature

[SEAL]

(see instruction on back)

NOTICE OF NEW ADDRESS OF REGISTERED

AGENT FOR SERVICE OF PROCESS

Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236; 1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.

The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.

Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.

I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva
Kenneth Uva, Vice President

Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington
Notary Public

LAUREL JEAN WELLINGTON Notary Public, State of New York No 01WE6035039 Qualified in Kings County Certificate Filed in New York County Commission Expires Dec. 2009

JAY DARDENNE SECRETARY OF STATE	STATE OF LOUISIANA SECRETARY OF STATE	COMMERCIAL DIVISION Uniform Commercial Code 225.925.4704 Fax 225-922-0452 Administrative Services 225.925.4704 Fax 225-925.4726 Corporation 225.925.4704 Fax 225-922-0435

This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.

Sincerely,

/s/ Carla Bonaventure
Carla Bonaventure
Commercial Division Administrator

STATE OF LOUISIANA

PARISH OF LAFAYETTE

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

JALOU SPRINGHILL, LLC

(a Louisiana limited liability company)

Pursuant to Louisiana R.S. 12:1309 et seq., the undersigned hereby amends its Articles of Organization and for that purpose submits the following Articles of Amendment:

1.	The name of the limited liability company is Jalou Springhill, LLC (the “Company”).

2.	The Articles of Organization of the Company is amended as follows:

Article I of the Articles of Organization is amended and restated in its entirely to provide as follows:

“1. The name of this limited liability company is Cash Magic. Springhill, LLC.”

3.	The date and manner of adoption of these Articles of Amendment are through a Joint Action by Sole Member and Managers Without Meeting dated as of December 24, 2008.

Dated at Lafayette, Louisiana on the 24 day of December, 2008.

JALOU SPRINGHILL, LLC

By:	/s/ Reid M. Smith
Reid M. Smith, Executive Vice President, Secretary, Treasurer and Manager

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, a Notary Public in and for said Parish and State, personally appeared Jalou Springhill, LLC, a Louisiana limited liability company, by Reid M. Smith, its Executive Vice President, Secretary, Treasurer and Manager, who executed the foregoing Articles of Amendment in the capacity therein set forth and confirmed that the same is the free act and deed of Jalou Springhill, LLC and his free act and deed as such representative.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 24 day of December, 2008.

/s/ Whitney S. Romero
Notary Public

Notary Name/Number

JAY DARDENNE LIMITED LIABILITY COMPANY Secretary of State ANNUAL REPORT For Period Ending

8/29/2010

Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)

36259159K CASH MAGIC SPRINGHILL, LLC

718 S. BUCHANAN SUITE C (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) Registered Office Address in Louisiana (Do not use P.O. Box)

718 S. BUCHANAN

SUITE C

LAFAYETTE, LA 70501

LAFAYETTE, LA 70501 Federal Tax ID Number

Our records indicate the following registered agents for the company. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P.O. Box. A

NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE

C T CORPORATION SYSTEM 5615 CORPORATE BLVD., STE. 400B BATON ROUGE, LA 70808

I hereby accept the appointment of registered agent(s). Sworn to and subscribed before me on

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

New Registered Agent Signature Notary Signature Date

This report reflects a maximum of three members/managers for the company. Indicate any changes or deletions below. Include a listing of all names and addresses. Do not use a P.O. Box. If additional space is needed attach an addendum. Officer titles, such as president or secretary are not acceptable.

GAMECO HOLDINGS, INC. 718 S. BUCHANAN SUITE C LAFAYETTE, LA 70501 Member

SIGN

To be signed by a manager, member, or agent Title Phone Date

Signee’s address Email Address (For Office Use Only)

Enclose filing fee of $25.00 Return by: 8/29/2010

Make remittance payable to Secretary of State

Do Not Send Cash

Do Not Staple

web site: www.sos.louisiana.gov

To: Commercial Division

P.O. Box 94125

Balton Rouge, LA 70804-9125

Phone (225) 925-4704

DO NOT STAPLE

1

ALL UNSIGNED REPORTS WILL BE RETURNED